                                                                   Exhibit 10.13

                              DISTRIBUTOR AGREEMENT


     This Distributor Agreement ("Agreement") is entered into by and between COMTEX Scientific Corporation ("COMTEX"), a New York corporation with its principal offices at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, and Go2Net (the "Distributor"), with its principal offices at 1301 5th Avenue, Suite 3320, Seattle, WA 98101.


1.   DEFINITIONS

     a. Service. The term "the Service" means the electronic information services identified in Exhibit A to this Agreement.


     b. Content. The term "Content" means all material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, provided or made available as part of the Service.

     c. Information Providers. The term "Information Providers" means third parties from whom COMTEX acquires the right to distribute Content provided or made available as part of the Service.

     d. Users. The term "Users" means all third parties to whom Distributor, subject to the terms and conditions of this Agreement, may license, sell, transfer, make available or otherwise distribute the Service.

2.   DISTRIBUTION

     a. Grant of Rights. Subject to the terms and conditions of this Agreement, COMTEX grants Distributor a nonexclusive license and right to market the Service, distribute the Service to Users, and license Users to use the Service for their internal use.

     b. *



* Information omitted for confidential treatment.

     c. User Agreements. Distributor shall require that each User enter into an agreement that contains the provisions set forth in Exhibit D or provisions substantially equivalent thereto. Such agreement, which may be obtained in an electronic or hard-copy format, shall be retained by Distributor for the term of this Agreement and three (3) years thereafter. Upon the request of COMTEX, Distributor shall provide COMTEX a copy of such user agreement.

     d. *

3.   MARKETING

     a. Promotion. Distributor agrees to use commercially reasonable efforts to promote and market the Service to prospective Users and to enter into licenses for use of the Service by Users.

     b. Expenses. Distributor shall be responsible for all expenses incurred by Distributor in promoting and marketing the Service.

     c. Use of Name. Distributor shall name COMTEX as one of its information services in its formal promotional and marketing materials relating to the Service, including press releases and advertisements.

     d. Prior Approval. COMTEX and Distributor each agrees to submit to the other party for written approval all press releases, advertising or other promotional materials that use Service names or a party's company name not less than fifteen (15) days before the proposed use. Each party shall not unreasonably withhold its approval. Unless notice of approval or disapproval is received within ten (10) days of receipt of promotional materials, approval shall be deemed granted. Either party, however, may identify the other in its published listing of available services or Distributors without such written approval.

* Information omitted for confidential treatment.

4.   DELIVERY OF THE SERVICE

     a. Provision of the Service. Subject to the terms and conditions of this Agreement, COMTEX shall provide the Service to Distributor and Distributor shall receive the Service from COMTEX in conformance with the Technical Specifications set forth in Exhibit A.

     b. *

     c. Proprietary Notices. Where supplied as part of the Service by COMTEX or its Information Providers, Distributor will cause to be displayed appropriate copyright or other proprietary notices relating to the Service.

     d. Modifications. Distributor shall not edit, abridge, rewrite or in any other way alter the Content of the Service or create any work derived from the Content of the Service; provided, however, that Distributor may choose not to display every story or article.

     e. Remedies

          i. CORRECTIONS. Upon receipt of written notice from COMTEX of an error in the distribution of the Service and Content to a User, Distributor shall use commercially reasonable efforts to promptly correct such error.

          ii. WITHDRAWAL OF INFORMATION PROVIDER. Notwithstanding Subparagraph 4.e.i., in the event that Distributor violates Subparagraphs 2.b., 4.c. or 4.d., infringes any copyright of an Information Provider, or otherwise violates the proprietary rights of an Information Provider, COMTEX, at its sole discretion, immediately may cease distribution of such Information Provider's Content to Distributor until the violation or infringement is remedied by Distributor, during which period Distributor acknowledges that such actions by COMTEX shall not result in a breach of Subparagraphs 4.a. and 4.b.

     f. Review of COMTEX

          i. ACCESS. Throughout the term of this Agreement, Distributor shall provide COMTEX reasonable access to Distributor's system for distribution of the Service to Users for the sole purpose of reviewing Distributor's implementation of the Service. This access shall be provided by Distributor at no charge to COMTEX

* Information omitted for confidential treatment.

          ii. Opportunity to Review. Distributor shall provide notice to COMTEX to allow COMTEX a reasonable opportunity to review Distributor's implementation of the Service before or, if prior review is impracticable, as soon as possible after Distributor implements the Service or any substantial changes in its implementation of the Service.

5.   PAYMENT

     a. Payment Schedule. Distributor shall pay COMTEX the Monthly Fees and Royalties set forth in the Payment Schedule in Exhibit B.

     *

* Information omitted for confidential treatment.

6.   TERM AND TERMINATION

     a. Term. This Agreement commences on the date of the last signature hereto or the first commercial distribution of the Service, whichever occurs first (the "Effective Date"), and shall remain in effect for the Initial Term set forth in Exhibit A. This Agreement shall renew automatically for successive periods of the duration of the Renewal Term set forth in Exhibit A, unless either party notifies the other party in writing, at least ninety (90) days before the end of the Initial Term or any Renewal Term, of its election not to renew.

     b. *

     c. Insolvency. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, permits the appointment of a receiver for its business or assets, or takes steps to wind up or terminate its business.


     d. Obligations upon Termination. Effective upon termination of the Agreement, Distributor shall not license, sell, transfer, make available or otherwise distribute the Service or Content nor access, use or retransmit the Service or Content. Within thirty (30) days of termination, Distributor shall
(i) pay to COMTEX all amounts owed under Paragraph 5 of this

* Information omitted for confidential treatment.

Agreement, and (ii) for all Content, either (A) erase and purge the Content from any on-line and off-line storage media and certify, in writing, to COMTEX that such erasure and purge has been completed. or (13) certify, in writing, to COMTEX that certain Content has been retained in creating back-ups during the normal course of business and that such Content shall not be used in any manner whatsoever without the prior consent of COMTEX.

     e. Remedies upon Breach. Upon termination under Subparagraphs b. and c. above, COMTEX shall terminate the Service and shall be entitled to recover from Distributor (i) any payments due hereunder, (ii) the total of Distributor's Monthly Fee multiplied by the number of months between such termination and the date of expiration of the then current term, less savings realized by COMTEX,
(iii) all costs and expenses of collection, including attorneys' fees, and (iv) any and all direct damages under law.

     f. Survival. The provisions of Paragraphs 5, 6, 7, 8, 9, 13, 14, 15, 16 and 17 of this Agreement shall survive termination of this Agreement.

7.   CONFIDENTIAL INFORMATION

     a. Definition. "Confidential Information" shall mean information which is designated as Confidential Information by the party disclosing such information (the "Disclosing Party") (i) in Exhibit C to this Agreement, (ii) with respect to information provided on paper, by facsimile or electronic mail, on magnetic media, electronically or by any other medium (collectively "in writing"), by labeling such information as "CONFIDENTIAL INFORMATION" before the information is provided to the other party (the "Receiving Party"), or (iii) with respect to information disclosed either verbally or in writing, by notifying the Receiving Party, in writing within thirty (30) days of the disclosure, that the information identified in such notice is designated Confidential Information effective as of the Receiving Party's receipt of such written notice.

     b. Exclusions. "Confidential Information" shall not include information that (i) is or shall become generally available without fault of the Receiving Party, (ii) is in the Receiving Party's possession prior to its disclosure by the Disclosing Party, (iii) is independently developed by the Receiving Party, or (iv) is rightfully obtained by the Receiving Party from third parties without similar restrictions.

     c. Restrictions. The Receiving Party shall not disclose or otherwise transfer Confidential Information of the Disclosing Party to any third party, without first obtaining the Disclosing Party's consent, and shall take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. Except as necessary to perform under this Agreement, the Receiving Party shall not use or copy Confidential Information of the Disclosing Party, without first obtaining the Disclosing Party's consent, and will take all reasonable precautions to prevent inadvertent use and copying of such Confidential Information.

     d. Injunctive Relief; Exclusion of Liability Limitation. The parties agree that damages shall be an inadequate remedy in the event of a breach by either party of this paragraph and that any such breach by a Receiving Party will cause the Disclosing Party great and irreparable injury and damage. Accordingly, a party shall be entitled, without waiving any additional rights or remedies otherwise available at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach of this paragraph. The provisions of Paragraph 13 shall not apply to any breach of this Paragraph 7.


8.   CONTENT

     a. Ownership. Distributor acknowledges that this Agreement does not transfer to Distributor or Users any proprietary right, title or interest, including copyright, in the Content made available as part of the Service.

     b. *

9.   TRADEMARKS

     Distributor agrees that COMTEX' trademarks are the sole and exclusive property of COMTEX. Pursuant to Paragraph 3.d., COMTEX shall have the right to approve the use of its trademarks by Distributor to identify and promote use of the Service. Upon compliance with this provision, use of such marks by Distributor for such purposes shall be deemed approved during the term of this Agreement unless COMTEX specifically notifies Distributor to the contrary.

10.  LIMITED WARRANTIES OF COMTEX

     a. Agreement. COMTEX warrants that its entry into this Agreement does not violate any agreement between COMTEX and any third party.

     b. Laws and Regulations. COMTEX warrants that its performance under this Agreement and the use of the Service conforms to all applicable laws and government rules and regulations, subject to the terms of this Agreement.

     c. *

* Information omitted for confidential treatment.

11.  LIMITED WARRANTIES OF DISTRIBUTOR

     a. Agreement. Distributor warrants that its entry into this Agreement does not violate any agreement between Distributor and any third party.

     b. Laws and Regulations. Distributor warrants that its performance under this Agreement and the use of the Service shall conform to all applicable laws and government rules and regulations, subject to the terms of this Agreement.

12.  DISCLAIMER OF ALL OTHER WARRANTIES

     THE PARTIES AGREE THAT (a) THE LIMITED WARRANTIES SET FORTH IN PARAGRAPHS 10 AND 11 OF THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY EACH PARTY, AND (b) EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT, PERFORMANCE UNDER THIS AGREEMENT, THE SERVICE AND CONTENT, AND EACH PARTY'S COMPUTING AND DISTRIBUTION SYSTEM.

13.  LIMITATION OF LIABILITY

/In no event shall COMTEX or its Information Providers be liable to Distributor and its Users for any indirect, special, exemplary or consequential damages, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this Agreement or any performance under this Agreement.

14.  INDEMNIFICATION

     Distributor shall indemnify and hold harmless COMTEX and its Information Providers from and against any claims, losses, expenses, liabilities, and damages, including reasonable legal fees and expenses, arising out of Distributor's or its Users' breach of any provision of this Agreement, including without limitation the restrictions, obligations and warranties set forth in Paragraphs 2, 3, 4 and I 1 of this Agreement. COMTEX agrees to notify Distributor of any such claim promptly in writing. The parties agree to cooperate fully during such proceedings. Distributor shall defend and settle at its sole expense all proceedings arising out of the foregoing.


15.  *

* Information omitted for confidential treatment.

16.  FORCE MAJEURE

     Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its control, including but not limited to fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts; provided, however, no such event shall excuse any delay or failure to perform by Distributor of its obligations to make payment to COMTEX under Paragraph 5 of this Agreement. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure. Should any such failure or suspension of performance by COMTEX continue for more than six (6) months, then either party shall have the right to terminate this Agreement without further liability or obligation on the part of either party.

17.  NOTICES

     All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, or confirmed facsimile transmission at the addresses set forth below (or at such different address as may be designated by either party by written notice to the other party). Delivery shall be deemed to occur (i) if by hand delivery, upon such delivery, (ii) if by mail, four (4) days after deposit with the U.S. Postal Service, and (iii) if by facsimile transmission, upon receipt of confirmation.

     If to COMTEX:

                  Debbie Ikins, Vice President, Sales
                  COMTEX Scientific Corporation
                  4900 Seminary Road, Suite 800
                  Alexandria, Virginia 22311
                  Facsimile transmission:      (703) 820-2005

     If to Distributor:

                  John Keister
                  1301 5th Avenue
                  Suite 3320
                  Seattle, WA 98101
                  Facsimile transmission:     (206) 447-1625

18.  General Terms and Conditions

     a. Not Agent. Neither party shall be considered an agent of the other party nor shall either party have the authority to bind the other party.


     b. No Assignment. Neither party may assign this Agreement without the written consent of the other party; provided, however, that COMTEX may assign this Agreement as part of a transaction in which substantially all of the assets related to its rights and obligations under this Agreement are assigned to a third party.


     c. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the Commonwealth of Virginia.

     d. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

     e. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

     f. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

     g. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

     h. Attorneys' Fees. Should any action be brought by either party to enforce the provisions of this Agreement, the prevailing party, whether by settlement, adjudication or arbitration, shall have the right to collect reasonable attorneys' fees, expenses and costs from the nonprevailing party.

     i. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

     j. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.

     k. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms,


AGREED:

go2net, Inc.
----------------------------------------   COMTEX SCIENTIFIC
Distributor, by:                           CORPORATION, by:

/s/ Russell C. Horowitz                    /s/ Debbie Ikins
----------------------------------------   ------------------------------------
Signature                                  Signature

Russell C. Horowitz                        Debbie Ikins
----------------------------------------   ------------------------------------
Printed Name                               Printed Name

CEO                                        V.P. Sales
----------------------------------------   ------------------------------------
Title                                      Title

Date: 8/23/96                              Date: 9/6/96
----------------------------------------   ------------------------------------

                                    EXHIBIT A
                                THE SERVICE; TERM

I.   The term "the Service" means the following electronic information services:

     Top news of the day displayed from the current day's Business, Finance and High Tech categories of the COMTEX Newsroom, provided by: A&G Information Services, Alrica News Service, AsiaInfo Services, Inc., Agence France Presse, Business Wire, Cineman Syndicate, Futures World News, Inter Press Service (IPS), ITAR/TASS News Agency, PR Newswire (PRN), South American Business Information
(SABI), United Press International (UPI), U.S. Newswire (USN), Xinhua News Agency, Washington Technology, and Ziff Wire Highlights. Provider list subject to change per this agreement. Content can be archived for UP to 24 hours.

Top Business Headline's

     The COMTEX' Business category focuses only on the stories that describe activities of companies- doing business in the U.S. and abroad. Comm editors watch for stories that may significantly impact-the way U.S. companies conduct business in the future. Stories that contribute include: Actions Taken To Increase Corporate Competitiveness, Events That Affect Corporate Credibility, Product Performance And Reliability Issues, Major Changes In The Financial Performance Of A Company, Executive News.


Top Finance Headlines -

     The COMTEX Finance category focuses on news that impacts market activity. Our editors watch for changes in economic environments. This product provides the news behind the numbers. Stories that contribute include. Major Market Movers, Hot Industries, Global Economies, Emerging Markets, Regulatory Actions.


Top High Tech Headlines

     The COMTEX High Tech CustomWire focuses primarily on the computer and telecommunications industry. Our editors watch for new products that will enhance business and personal productivity. Stories that contribute include: New Products/Advances, information Superhighway / Infrastructure Issues, Industry News, Regulatory Issues.

The Go2Net service is a public Internet and World Wide Web site that is supported by advertising revenues.

2.   Technical Specifications:
The data format will be the standard COMTEX proprietary format. Content will be delivered via Internet e-mail.


*

* Information omitted for confidential treatment.

                                    EXHIBIT B

*

* Information omitted for confidential treatment.

                                    EXHIBIT C
                            Confidential Information

1.   This Agreement and all Exhibits thereto, except for Exhibit D.

                                    EXHIBIT D
                                   USER NOTICE

     1. OWNERSHIP. User understands that Comtex Scientific Corporation ("COMTEX") and its information providers retain all rights, title and interests, including copyright and other proprietary rights, in the Service and all material, including but not limited to text, images, and other multimedia data, provided or made available as part of the Service ("Content").

     2. RESTRICTIONS ON USE. User understands that it will not copy nor license, sell, transfer, make available or otherwise distribute the Service or Content to any entity or person, except that User may (a) make available to its employees electronic copies of Content, (b) allow its employees to store, manipulate, and reformat Content, and (c) allow its employees to make paper copies of Content, provided that such electronic and paper copies are used solely internally and are not distributed to any third parties. User shall use its best efforts to stop any unauthorized copying or distribution immediately after such unauthorized use becomes known. The provisions of this paragraph are for the benefit of COMTEX and its information providers, each of which shall have the right to enforce its rights hereunder directly and on its own behalf.

     3. NO WARRANTV. The Service is provided on an "AS IS" basis. COMTEX DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT, PERFORMANCE UNDER THIS AGREEMENT, THE SERVICE AND CONTENT. COMTEX makes no warranties regarding the completeness, accuracy or availability of the Service or Content.

     4. LIMITATION OF LIABILITY. In no event shall COMTEX or its information providers be liable to User or any other person or entity for any direct, indirect, special, exemplary or consequential damages, including lost profits, based on breach of warranty, contract, negligence, strict liability or otherwise, arising under this Agreement or any performance under this Agreement, whether or not they or it had any knowledge, actual or constructive, that such damages might be incurred.

     5. INDEMNIFICATION. User shall indemnify and hold harmless COMTEX and its information providers against any claim, damages, loss, liability or expense arising out of User's use of the Service or Content in any way contrary to this Agreement.